UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2026, 3D Systems Corporation (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Agent”) to sell shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $42,500,000 (the “Shares”), from time to time, through an “at the market offering” program, under which the Agent will act as sales agent or principal. Sales of the Shares, if any, made under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or otherwise at prices related to prevailing market prices, or as block transactions, as well as in privately negotiated transactions with the consent of the Company. The Company may also sell Shares to the Agent as principal for its own account at a price agreed upon at the time of sale pursuant to a separate terms agreement.

The Agent will be entitled to total compensation at a commission rate of up to 3.0% of the gross sales price per Share sold. The Company has agreed to provide the Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended. The Company will also reimburse the Agent for certain specified expenses in connection with the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The Company is not obligated to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein, including by the Company or the Agent at any time upon ten business days’ written notice as specified in the Sales Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-296180), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2026 (the “Registration Statement”), and the base prospectus dated May 27, 2026 included therein. The Company filed a prospectus supplement on November 5, 2026 (the “Prospectus Supplement”) with the SEC in connection with the offer and sale of the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the Sales Agreement is only a summary and is qualified in its entirety by reference to the full text of the Sales Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference into the Registration Statement, is the opinion of McGuireWoods LLP relating to the legality of the Shares.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

1.1	Controlled Equity OfferingSM Sales Agreement, dated November 5, 2026, by and between 3D Systems Corporation and Cantor Fitzgerald & Co., as sales agent.

5.1	Opinion of McGuireWoods LLP

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: November 5, 2026	By:	/s/ Phyllis Nordstrom
Phyllis Nordstrom
Chief Financial Officer and Chief Administrative Officer